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                                   MCS, INC.
                        SPECIAL MEETING OF STOCKHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints William A. Thomasmeyer and Timothy P. Scanlan as proxies to represent the undersigned at the Special Meeting of Stockholders to be held at the offices of the Company, 400 Penn Center, Pittsburgh, Pennsylvania 15235, on March 7, 2000 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of stock the undersigned would be entitled to vote if personally present, as indicated below.

1. Proposal to approve the Second Amended and Restated Agreement and Plan of Merger and Investment Agreement dated as of October 25, 1999 (the "Agreement"), by and among, MCS, Inc., Simione Central Holdings, Inc., Mestek, Inc. and certain major stockholders of Mestek, pursuant to which MCS will merge with and into Simione and each share of MCS' common stock will be converted into approximately 0.85 shares of Simione common stock and Mestek will invest a total of $6 million into Simione in exchange for Series B Preferred Stock, warrants and options, and under such other terms and conditions as are set forth in the Agreement:

                  FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

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2. SELECTION OF DIRECTORS                FOR all nominees below (except           WITHHOLD AUTHORITY to vote for
                                         as marked to the contrary below) [ ]     all nominees below [ ]
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    John E. Reed, Stewart B. Reed, David W. Hunter, Winston R. Hindle, Jr.,
                      R. Bruce Dewey and Edward K. Wissing

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, PRINT THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

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            THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting.

                  FOR [ ]       AGAINST [ ]       ABSTAIN [ ]

   THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO CONTRARY INSTRUCTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE PROPOSAL TO APPROVE THE AGREEMENT AND PLAN OF MERGER AND FOR THE SELECTION OF THE NOMINEES.

                                       Dated:

                                       ---------------------------------- , 2000

                                       ----------------------------------
                                                   Signature

                                       ----------------------------------
                                           Signature if held jointly

                                       Please date, sign as name appears
                                       at the left, and return promptly.
                                       If the shares are registered in
                                       the names of two or more persons,
                                       each should sign. When signing as
                                       Corporate Officer, Partner,
                                       Executor, Administrator, Trustee
                                       or Guardian, please give full
                                       title. Please note any changes in
                                       your address alongside the address
                                       as it appears on the proxy.

  PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY USING THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.